Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902 (607) 737-3711

For Immediate Release:
August 20, 2012

Chemung Financial Announces Quarterly Dividend

Chemung Financial Corporation announced today that its Board of Directors has approved a quarterly cash dividend of $0.25 per share, payable on October 1, 2012, to common stock shareholders of record as of the close of business on September 17, 2012.

Chemung Financial Corporation, headquartered in Elmira, New York, was incorporated in 1985 as the holding company for Chemung Canal Trust Company, a full service community bank with full trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest active independent bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance.  CFS Group, Inc. was founded in 2001.
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The full text of this press release may be found at www.chemungcanal.com

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality.  These statements constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation’s actual operating results to differ materially.